Exhibit 10.4
LOAN AND SECURITY AGREEMENT
     THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of the Effective Date by and among the GOLD HILL LENDERS referenced on Exhibit A attached hereto (as modified from time to time in accordance with Section 12.1 of this Agreement, the “Lenders”); GOLD HILL VENTURE LENDING 03, LP (“Gold Hill”) in its capacity as Administrative Agent on behalf of the Lenders, SILICON VALLEY BANK, in its capacity as Collection Agent on behalf of the Lenders, and LENDINGCLUB CORPORATION, a Delaware corporation (“Borrower”), provides the terms on which Lenders shall lend to Borrower and Borrower shall repay Lenders. The parties agree as follows:
Recitals.
     A. Borrower is engaged in the business of purchasing, servicing and selling loans made by WebBank to consumers (“Consumer Loans”). Upon the making of a Consumer Loan, Borrower purchases such Consumer Loans pursuant to the Consumer Loan Servicing Documents. Borrower then sells to certain consumer lenders (“Consumer Lenders”) and such Consumer Lenders purchase individual promissory notes evidencing their interest in such Consumer Loan.
     B. Borrower has requested that Lenders extend credit to Borrower to finance certain Consumer Loans, and Lenders have so agreed, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth in this Agreement.
     1 ACCOUNTING AND OTHER TERMS
     Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.
     2 LOAN AND TERMS OF PAYMENT
     2.1 Promise to Pay. Borrower hereby unconditionally promises to pay Lenders the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.
     2.1.1 Loan Facility.
          (a) Subject to the terms and conditions of this Agreement, Lenders agree, severally and not jointly, to make advances to Borrower, from time to time, prior to the Commitment Termination Date (each an “Advance” and collectively the “Advances”), in an aggregate amount not to exceed the Loan Commitment according to each Lender’s pro rata share of the Loan Commitment (based upon the respective Commitment Percentage of each Lender). Each Advance must be in an amount of at least Five Hundred Thousand Dollars ($500,000) not exceeding the amount that has not yet been drawn under the Loan Commitment; provided, however, that no Advance shall be in an amount in excess of the Advance Rate multiplied by the aggregate original principal amount of the Eligible Loans which are financed by such Advance. After repayment, no Advance may be reborrowed. Lenders’ obligation to lend hereunder shall terminate on the earlier of (i) a Lender’s election on the occurrence and continuance of an Event of Default, or (ii) the Commitment Termination Date. When Lenders makes an Advance, Borrower shall cause WebBank to execute and deliver a listing of the notes payable to Borrower in the amount of the portion of the Eligible Loan being financed by such Advance (the “Financed Loan Note”) and each such Financed Loan Note will be stored electronically in the Borrower’s lending account and electronically endorsed by WebBank to Borrower. The portion of the Eligible Loan being financed by the Advance and evidenced by the Financed Loan Note shall become a “Financed Loan”. Borrower shall immediately electronically endorse the Financed Loan Note or Financed Loan Notes to Administrative Agent, for the ratable benefit of the Lenders, and to each Lender, using the Standard Assignment Forms.
          (b) Borrowing Procedure. To obtain an Advance, Borrower must notify Administrative Agent by facsimile or telephone by 12:00 p.m. Pacific Time five (5) Business Days prior to the Funding Date of the Advance. If such notification is by telephone, Borrower must promptly confirm the notification by delivering to Administrative Agent an Advance Form in the form attached as Exhibit C (a “Payment Advance Form”). On the Funding Date, each Lender shall credit and/or transfer (as applicable) to Borrower’s deposit account, an amount equal to its Commitment Percentage multiplied by the amount of the Advance. Each Lender may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.
     2.2 Termination of Commitment to Lend. Each Lender’s obligation to lend the undisbursed portion of the Obligations shall terminate if, in such Lender’s sole discretion, there has been a Material Adverse Change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Administrative Agent prior to the execution of this Agreement.
     2.3 Repayment of Credit Extensions.
          (a) Principal and Interest Payments. Commencing on the first (1st) day of the first (1st) month after the Funding Date, Borrower shall make equal monthly payments of principal and interest, each in an amount sufficient to fully amortize the amount of each outstanding Advance during the Repayment Period. Notwithstanding the forgoing, all unpaid principal and accrued and unpaid interest is due and payable in full on the Maturity Date. An Advance may only be prepaid in accordance with Sections 2.4, 2.5 and 2.6.
          (b) Interest Rate. Subject to Section 2.3(c), the principal amount outstanding for each Advance shall accrue interest at a fixed per annum rate often percent (10%), which interest shall be payable monthly in accordance with Section 2.3 (a) above.

          (c) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five (5) percentage points above the rate that is otherwise applicable thereto (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.3(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Lenders.
          (d) 360-Day Year. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.
          (e) Debit of Accounts. Collection Agent may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Lenders when due. These debits shall not constitute a set-off.
          (f) Payments. Unless otherwise provided, interest is payable monthly on the first (1st) calendar day of each month. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.
     2.4 Permitted Prepayment of Advances. So long as no Event of Default has occurred and is continuing, Borrower shall have the option to prepay all, but not less than all, of each Advance advanced by Lenders under this Agreement, provided Borrower (a) delivers written notice to Lenders of its election to prepay such Advance or Advances at least thirty (30) days prior to such prepayment, and (b) pays, on the date of such prepayment (i) all outstanding principal plus accrued and unpaid interest for such Advance or Advances, (ii) the Final Payment for such Advance or Advances, and (iii) all other sums, if any, that shall have become due and payable for such Advance or Advances, including interest at the Default Rate with respect to any past due amounts.
     2.5 Mandatory Prepayment Upon an Acceleration. If the Advances are accelerated following the occurrence of an Event of Default or otherwise, Borrower shall immediately pay to Lenders an amount equal to the sum of: (i) all outstanding principal plus accrued interest, (ii) the Final Payment plus (iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.
     2.6 Mandatory Prepayment Upon Prepayment of Eligible Loans. If any portion of a Financed Loan (a) is repaid or (b) becomes categorized as a Charge-off (as defined in Section 13.1 below), Borrower shall immediately pay to Collection Agent, for the benefit of Lenders an amount equal to such repaid or Charged-off portion of the Financed Loan.
     2.7 Fees. Borrower shall pay to Collection Agent, on behalf of Lenders:
          (a) Commitment Fee. A fully earned, non-refundable commitment fee of Twenty-Five Thousand Dollars ($25,000), on the Effective Date

          (b) Final Payment. On the earliest of (i) the Maturity Date, (ii) the termination of the Loan Commitment or (iii) the prepayment of the Advances, Borrower shall pay, in addition to the outstanding principal, accrued and unpaid interest, and all other amounts due on such date, an amount equal to the Final Payment.
          (c) Lenders’ and Agents’ Expenses. All Lender Expenses and Agent Expenses (including reasonable attorneys’ fees and expenses, plus expenses for documentation and negotiation of this Agreement, incurred through and after the Effective Date, when due.
     2.8 Additional Costs. If any law or regulation increases any Lender’s costs or reduces its income for any loan, Borrower shall pay the increase in cost or reduction in income or additional expense; provided, however, that Borrower shall not be liable for any amount attributable to any period before one hundred eighty (180) days prior to the date Administrative Agent notifies Borrower of such increased costs. Lenders agree that they shall allocate any increased costs among their customers similarly affected in good faith and in a manner consistent with Lenders’ customary practice.
     3 CONDITIONS OF LOANS
     3.1 Conditions Precedent to Initial Credit Extension. Lenders’ agreement to make the initial Credit Extension is subject to the condition precedent that Borrower shall consent to or shall have delivered, in form and substance satisfactory to Administrative Agent, such documents, and completion of such other matters, as Administrative Agent may reasonably deem necessary or appropriate, including, without limitation:
          (a) duly executed original signatures to the Loan Documents to which it is a party;
          (b) duly executed original signatures to the Warrant;
          (c) duly executed original signatures to the Control Agreements;
          (d) its Operating Documents and a good standing certificate of Borrower certified by the Secretary of State of the State of Delaware as of a date no earlier than thirty (30) days prior to the Effective Date;
          (e) duly executed original signatures to the completed Borrowing Resolutions for Borrower;
          (f) evidence of the existence of the Pledged CD whose Value shall be equal to or greater than the Minimum Collateral Value;
          (g) certified copies, dated as of a recent date, of financing statement searches, as Lenders shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

          (h) the Perfection Certificate executed by Borrower;
          (i) a copy of its Registration Rights Agreement/Investors’ Rights Agreement and any amendments thereto;
          (j) duly executed original signature to the VC/OC (Management) Letter Agreement;
          (k) evidence satisfactory to Administrative Agent that the insurance policies required by Section 6.4 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of in favor of Administrative Agent and Lenders;
          (l) copies of the Standard Assignment Forms, Standard Loan Forms and Consumer Loan Servicing Documents; and
          (m) payment of the fees and Administrative Agent and Lender Expenses then due as specified in Section 2.7 hereof.
     3.2 Conditions Precedent to all Credit Extensions. Lenders’ obligations to make each Credit Extension, including the initial Credit Extension, are subject to the following:
          (a) timely receipt of an executed Payment/Advance Form;
          (b) the representations and warranties in Section 5 shall be true in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;
          (c) a schedule of all Eligible Loans being financed with the applicable Advance, in form and substance acceptable to Administrative Agent, including, without limitation, the loan amounts, the loan numbers and the names of the borrowers and the Consumer Lenders participating in such loans; and
          (d) in Lenders’ sole but good faith discretion, there has not been any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations, or there has not been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Lenders.

     3.3 Covenant to Deliver. Borrower agrees to deliver to Administrative Agent each item required to be delivered to Administrative Agent under this Agreement as a condition to any Credit Extension. Borrower expressly agrees that the extension of a Credit Extension prior to the receipt by Administrative Agent of any such item shall not constitute a waiver by Lender of Borrower’s obligation to deliver such item, and any such extension in the absence of a required item shall be in Lenders’ sole discretion.
     4 CREATION OF SECURITY INTEREST
          (a) Borrower hereby grants to Administrative Agent, for the ratable benefit of the Lenders, and to each Lender, to secure the payment and performance in full of all of the Obligations a continuing security interest in, and pledges to Administrative Agent, for the ratable benefit of the Lenders, and to each Lender, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein shall be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have priority to Administrative Agent’s and Lenders’ Liens as permitted under this Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Administrative Agent in a writing signed by Borrower of the general details thereof and grant to Administrative Agent, for the ratable benefit of the Lenders, and to each Lender, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Administrative Agent.
          (b) Borrower hereby assigns, pledges, delivers, and transfers to Administrative Agent, for the ratable benefit of the Lenders, and to each Lender, and hereby grants to Administrative Agent, for the ratable benefit of the Lenders, and to each Lender, a continuing first priority security interest in and against all right, title and interest of the following, whether now or hereafter existing or acquired by Borrower:
               (i) any Pledged CD issued from time to time and general intangibles arising therefrom or relating thereto; and all documents, instruments and agreements evidencing the same; and all extensions, renewals, modifications and replacements of the foregoing; and any interest or other amounts payable in connection therewith.
               (ii) all proceeds of the foregoing (including whatever is receivable or received when any Pledged CD or proceeds is invested, sold, collected, exchanged, returned, substituted or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Pledged CD, and all rights to payment with respect to any cause of action affecting or relating to the Pledged CD); and
               (iii) all renewals, replacements and substitutions of items of any Pledged CD.
     If this Agreement is terminated, Administrative Agent’s and Lenders’ Liens in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. The parties to this Agreement do not intend that Borrower’s delivery of any Pledged CD to Administrative Agent as herein provided will constitute an advance payment of any Obligations or liquidated damages, nor do the parties intend that any Pledged CD increase the dollar amount of the Obligations.
     4.2 Authorization to File Financing Statements. Borrower hereby authorizes Administrative Agent to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Administrative Agent’s and Lenders’ interest or rights hereunder.
     5 REPRESENTATIONS AND WARRANTIES
     Borrower represents and warrants to Administrative Agent and each Lender as follows:
     5.1 Due Organization, Authorization; Power and Authority. Borrower is duly existing and in good standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Administrative Agent a completed certificate signed by Borrower, entitled “Perfection Certificate”. Borrower represents and warrants to Administrative Agent and each Lender that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement).
     The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect or (v) constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could have a material adverse effect on Borrower’s business.

     5.2 Collateral. Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no deposit accounts other than the deposit accounts with SVB, the deposit accounts, if any, described in the Perfection Certificate delivered to Administrative Agent in connection herewith, or of which Borrower has given Lenders notice and taken such actions as are necessary to give Administrative Agent and Lenders a perfected security interest therein. The Eligible Loans are bona fide, existing obligations of the Loan Debtors.
     The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as Borrower has given Lenders notice pursuant to Section 7.2. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Lenders and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Lenders in their sole discretion. Upon any Transfer permitted under Section 7.1(e) hereof prior to an Event of Default, Administrative Agent’s and Lenders’ Lien in such assets shall be released without any further act of Administrative Agent, Lenders or Borrower. Administrative Agent shall take all actions reasonably requested by Borrower, at Borrower’s expense, to evidence such release.
     5.3 Financed Loans. Borrower represents and warrants for each Financed Loan:
          (a) Borrower is the owner of and has the legal right to sell, transfer, assign and encumber such Financed Loan;
          (b) The amount of such Financed Loan is not disputed;
          (c) Such Financed Loan is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any Liens, security interests and encumbrances other than Permitted Liens;
          (d) The Financed Loan Note is in Borrower’s possession and has not been transferred to any third party;
          (e) Borrower reasonably believes no Loan Debtor is insolvent or subject to any Insolvency Proceedings;
          (f) No Consumer Loan is the subject of an Insolvency Proceeding and Borrower does not anticipate any filing; and
          (g) Administrative Agent and Lenders have the right to endorse and/or require Borrower to endorse all Financed Loan Notes.
     5.4 Litigation. There are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than Fifty Thousand Dollars ($50,000).

     5.5 No Material Deviation in Financial Statements. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Lenders fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Lenders.
     5.6 Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.
     5.7 Regulatory Compliance.
          (a) Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.
          (b) In originating and/or servicing each Eligible Loan, Borrower has complied in all material respects with all applicable federal, state and local laws, including without limitation, securities, usury, truth-in-lending, equal credit opportunity, fair credit reporting, licensing or other similar laws. Borrower has made commercially reasonable efforts to authenticate the identity of each Loan Debtor and to verify information provided by the Loan Debtor in connection with each Eligible Loan. Based on such authentication and verification, Borrower represents and warrants to the best of its knowledge that (i) each Loan Debtor had full legal capacity to execute and deliver all loan documents evidencing the Eligible Loan made to such Loan Debtor and (ii) each loan document evidencing each Eligible Loan is the legal, valid and binding obligation of the applicable Loan Debtor and is enforceable in accordance with its terms.
     5.8 Subsidiaries; Investments. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.
     5.9 Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower. Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Lenders in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
     5.10 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely to finance Consumer Loans assigned to Borrower in the ordinary course of business of WebBank and Borrower, and not for working capital purposes or for personal, family, household or agricultural purposes.
     5.11 Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Administrative Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Administrative Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Lenders that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
     6 AFFIRMATIVE COVENANTS
     Borrower shall do all of the following:
     6.1 Government Compliance.
          (a) Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, with (a) all Bank Secrecy Act and Anti-Money Laundering laws, regulations and requirements imposed by the Office of Foreign Assets Control (OFAC), and (b) all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business.
          (b) Obtain and maintain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party, the grant of a security interest to Lenders in all of its property, the performance by Borrower of its obligations under the Loan Servicing Documents, and the conduct of Borrower’s operations including without limitation in any jurisdiction in which it purchases and/or sells Consumer Loans. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Administrative Agent.
     6.2 Financial Statements, Reports, Certificates.
          (a) Deliver to Administrative Agent: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Administrative Agent; (ii) as soon as available, but no later than one hundred eighty (180) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Administrative Agent in its reasonable discretion; (iii) within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt; (iv) in the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission or a link thereto on Borrower’s or another website on the Internet; (v) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of Fifty Thousand Dollars ($50,000) or more; (vi) within thirty (30) days after the last day of Borrower’s fiscal year, copies of all annual financial projections commensurate in form and substance with those provided to Borrower’s venture capital investors; (vii) budgets, sales projections, operating plans and other financial information reasonably requested by Administrative Agent; (viii) copies of all Bank Secrecy Act/Anti-Money Laundering (BSA/AML) internal and independent testing reports as requested by Administrative Agent in its reasonable discretion; and (ix) promptly, copies of any communications with the Securities and Exchange Commission which relate to the status of Consumer Loans as “securities” under federal law.
          (b) Within twenty (20) days after the last day of each month, deliver to Administrative Agent a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of Eligible Loans and an accounting of the balance of the Loan Management Account together with a breakdown of the amounts in which each Consumer Lender and the Lenders have an interest.
          (c) Within thirty (30) days after the last day of each month, deliver to Administrative Agent with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer.
          (d) Allow Administrative Agent to audit Borrower’s Collateral at Borrower’s expense. Such audits shall be conducted no more often than once every twelve (12) months unless a Default or an Event of Default has occurred and is continuing.

          (e) Upon Administrative Agent’s request, deliver to Administrative Agent a copy of the final, signed loan documents evidencing Eligible Loans, including without limitation the Financed Loan Notes, and assignments of such Eligible Loans by WebBank to Borrower.
     6.3 Taxes; Pensions. Make, and cause each of its Subsidiaries to make, timely payment of all foreign, federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting pursuant to the terms of Section 5.9 hereof) and shall deliver to Administrative Agent, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.
     6.4 Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Lenders and Administrative Agent may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Administrative Agent. All property policies shall have a lender’s loss payable endorsement showing the Administrative Agent, for the ratable benefit of each Lender, as an additional lender loss payee and waive subrogation against the Administrative Agent and each Lender, and all liability policies shall show each Lender, or have endorsements showing, each Lender as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall endeavor to give the Administrative Agent on behalf of Lenders at least thirty (30) days notice before canceling, amending, or declining to renew its policy. At the Administrative Agent’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Administrative Agent’s option, be payable to Administrative Agent on behalf of Lenders on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 6.4 or to pay any amount or furnish any required proof of payment to third persons and Lenders, Lenders may make all or part of such payment or obtain such insurance policies required in this Section 6.4, and take any action under the policies Lenders and Administrative Agent deem prudent.
     6.5 Operating Accounts.
          (a) Maintain all of its primary operating and investment accounts with SVB and SVB’s Affiliates. All consumer accounts for the Borrower’s lending platform account shall be managed through the Loan Management Account which shall be free of any Liens, security interests and encumbrances other than Permitted Liens.
          (b) In addition, for each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than SVB) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Administrative Agents’ Liens, for the ratable benefit of each Lender, in such Collateral Account in accordance with the terms hereunder. The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Administrative Agent by Borrower as such or (ii) the Loan Management Account.

     6.6 Protection of Intellectual Property Rights. Borrower shall: (a) protect, defend and maintain the validity and enforceability of its intellectual property; (b) promptly advise Lenders in writing of material infringements of its intellectual property; and (c) not allow any intellectual property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Lenders’ written consent.
     6.7 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Lender and Administrative Agent, without expense to Lenders or Administrative Agent, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Lenders or Administrative Agent may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Lenders or Administrative Agent with respect to any Collateral or relating to Borrower.
     6.8 Value of Pledged CD. Maintain the Value of the Pledged CD in an amount equal to or greater than the Minimum Collateral Value.
          (a) Right to Invest. Grant to each Lender or its Affiliates a right (but not an obligation) to purchase an aggregate amount of up to Five Hundred Thousand Dollars ($500,000) in Borrower’s Subsequent Financing on the same terms, conditions and pricing offered to its investors (the “Subsequent Financing Investment”). Borrower shall give Lenders and Administrative Agent at least thirty (30) days prior written notice of the Subsequent Financing containing the terms, conditions and pricing of the Subsequent Financing delivered to each Lender’s address set forth in Section 10 hereof. The right granted hereunder shall survive the termination of this Agreement.
     6.9 Loan Management Account; Collections. Borrower shall have the right to collect all payments and other amounts received in connection with Eligible Loans. Upon receipt by Borrower of any such payments and amounts, Borrower shall immediately (a) deposit such payments and amounts into the Loan Management Account, and (b) deliver to Administrative Agent a detailed breakdown of such payments and amounts showing the interests of each lender in such payments and amounts. Upon receipt by Borrower of any payments and other amounts received in connection with a Financed Loan, Borrower shall immediately deposit such payments and amounts into the Designated Deposit Account.
     6.10 Control of Financed Loans. Borrower shall create and store a single authoritative copy of each Financed Loan Note which authoritative copy shall (a) identify Borrower as the assignee of such note or notes, and (b) be unique, identifiable and unalterable except to the extent that (i) copies or revisions that add or change an identified assignee of such authoritative copy can only be made with the participation of Borrower, (ii) each copy of the authoritative copy is readily identifiable as a copy that is not the authoritative copy, and (iii) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.
     6.11 Further Assurances. Borrower shall execute any further instruments and take further action as the Administrative Agent reasonably requests to perfect or continue

Administrative Agent’s Liens, for the ratable benefit of each Lender, in the Collateral, or to effect the purposes of this Agreement.
     7 NEGATIVE COVENANTS
     Borrower shall not do any of the following without the Administrative Agent’s prior written consent:
     7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments; and (d) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; and (e) Transfers in the ordinary course of business of any Consumer Loans which are not Financed Loans.
     7.2 Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) have a change of management in which any Key Person ceases to hold such offices with Borrower or (ii) enter into any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than forty-nine percent (49%) of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Administrative Agent the venture capital investors prior to the closing of the transaction). Borrower shall not, without at least thirty (30) days prior written notice to Administrative Agent: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Ten Thousand Dollars ($10,000) in Borrower’s assets or property), (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.
     7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.
     7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.
     7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Administrative Agent or Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s intellectual property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Lien” herein.
     7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.5(b) hereof.
     7.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; and (iii) Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchase does not exceed in the aggregate of Fifty Thousand Dollars ($50,000) per fiscal year; or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.
     7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.
     7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Lender.
     7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or any federal or state securities laws, or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
     7.11 Possession of Loan Documents. Borrower shall maintain possession of all electronic loan documents evidencing Financed Loans, including without limitation the Financed Loan Notes, and shall not transfer such loan documents to any third party. Administrative Agent acknowledges that authenticated customers of Borrower will have electronic access to the loan documents evidencing Consumer Loans in which they participate as a Consumer Lender or a borrower on Borrower’s lending platform.
     7.12 Modification of Standard Forms and Loan Documents. Borrower shall not make any modifications or alterations to the Standard Assignment Forms, Standard Loan Forms, Consumer Loan Servicing Documents, or any loan documents evidencing Financed Loans, including without limitation the Financed Loan Notes, except for modifications and alterations that are agreed to by Administrative Agent in writing.
     8 EVENTS OF DEFAULT
     Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
     8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) day grace period shall not apply to payments due on the Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);
     8.2 Covenant Default.
          (a) Borrower fails or neglects to perform any obligation in Section 6 or violates any covenant in Section 7; or
          (b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, or in any other present or future agreement between Borrower and any Lender and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;
     8.3 Material Adverse Change. A Material Adverse Change occurs;
     8.4 Attachment. (a) The Loan Management Account or any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver; (b) the service of process seeking to attach, by trustee or similar process, the Loan Management Account or any funds of Borrower or of any entity under control of Borrower (including a

Subsidiary) on deposit with Lenders and/or Administrative Agent or any Affiliate of Administrative Agent; (c) Borrower is enjoined, restrained, or prevented by court order from conducting any part of its business; or (d) a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency, and the same under clauses (a) through (d) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period;
     8.5 Insolvency. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);
     8.6 Other Agreements. There is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Fifty Thousand Dollars ($50,000) or that could have a material adverse effect on Borrower’s business;
     8.7 Judgments. One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and shall remain unsatisfied, unvacated, or unstayed for a period often (10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order, or decree);
     8.8 Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Administrative Agent and/or Lenders or to induce Administrative Agent and/or Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;
     8.9 Subordinated Debt. A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Administrative Agent and/or Lenders, or any creditor that has signed such an agreement with Administrative Agent and/or Lenders breaches any terms of such agreement; or
     8.10 Governmental Approvals. Any Governmental Approval held by Borrower on the Effective Date or thereafter shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) has, or could reasonably be expected to have, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.
     8.11 Cross-Default with SVB Loan Agreement. An Event of Default occurs under the SVB Loan Agreement.
     8.12 Cross-Default with Consumer Loan Servicing Documents. An Event of Default occurs under the Consumer Loan Servicing Documents or the Consumer Loan Servicing Documents are terminated for any reason.
     9 LENDERS’ RIGHTS AND REMEDIES
     9.1 Rights and Remedies. While an Event of Default occurs and continues Administrative Agent may, without notice or demand, do any or all of the following:
          (a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Administrative Agent and/or Lenders);
          (b) stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Administrative Agent and/or Lenders;
          (c) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Administrative Agent considers advisable, notify any Person owing Borrower money of Administrative Agents’ security interest in such funds, and verify the amount of such account. Borrower shall collect all payments in trust for Administrative Agent for the benefit of Lenders and, if requested by Administrative Agent, immediately deliver the payments to Lenders in the form received from the account debtor, with proper endorsement for deposit;
          (d) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Administrative Agent requests and make it available as Administrative Agent designates. Administrative Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Administrative Agent for the benefit of Lenders a license to enter and occupy any of its premises, without charge, to exercise any of Administrative Agent’s rights or remedies;
          (e) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Administrative Agent or Lenders owing to or for the credit or the account of Borrower;
          (f) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Administrative Agent is hereby granted a non-

exclusive, royalty-free license or other right to use without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Administrative Agent’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Administrative Agent for benefit of Lenders;
          (g) place a “hold” on any account maintained with Administrative Agent and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
          (h) demand and receive possession of Borrower’s Books; and
          (i) exercise all rights and remedies available to Lenders under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).
     9.2 Power of Attorney. Borrower hereby irrevocably appoints Administrative Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any (i) checks or other forms of payment or security, including without limitation, forms of payment received in connection with Financed Loans and (ii) notes or other negotiable instruments issued or assigned to Borrower in connection with Financed Loans, including without limitation, the Financed Loan Notes; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Administrative Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Administrative Agent for the benefit of Lenders or a third party as the Code permits. Borrower hereby appoints Administrative Agent as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Administrative Agent and Lenders are under no further obligation to make Credit Extensions hereunder. Administrative Agent’s foregoing appointment as Borrower’s attorney in fact, and all of Administrative Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Lenders’ and Administrative Agent’s obligation to provide Credit Extensions terminates.
     9.3 Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.4 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Administrative Agent on behalf of Lenders may obtain such insurance or make such payment, and all amounts so paid by Administrative Agent on behalf of Lenders are Lender Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral.

Administrative Agent will make reasonable efforts to provide Borrower with notice of Lenders obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Administrative Agent are deemed an agreement to make similar payments in the future or Administrative Agent’s and Lenders’ waiver of any Event of Default.
     9.4 Application of Payments and Proceeds. Borrower shall have no right to specify the order or the accounts to which Collection Agent shall allocate or apply any payments required to be made by Borrower to Collection Agent on behalf of the Lenders or otherwise received by Collection Agent on behalf of Lenders under this Agreement when any such allocation or application is not specified elsewhere in this Agreement. If an Event of Default has occurred and is continuing, Collection Agent may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Collection Agent shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Collection Agent and Lenders for any deficiency. If Collection Agent and/or Lenders, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Collection Agent and/or Lenders shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Collection Agent of cash therefor.
     9.5 Agent Expenses. Any amounts paid by Administrative Agent or Collection Agent as provided herein are Agent Expenses and are immediately due and payable and shall bear interest at the then applicable rate and be secured by the Collateral. No payments by Administrative Agent or Collection Agent shall be deemed an agreement to make similar payments in the future or a waiver of any Event of Default.
     9.6 Agents’ Liability for Collateral. So long as Agents and Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral, Agents and Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.
     9.7 No Waiver; Remedies Cumulative. Agents’ and/or Lenders’ failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Agents or Lenders thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by each Lender and then is only effective for the specific instance and purpose for which it is given. Agents’ and Lenders’ rights and remedies under this Agreement and the other Loan Documents are cumulative. Agents and Lenders have all rights and remedies provided under the Code, by law, or in equity. Agents’ and/or Lenders’ exercise of one right or remedy is not an election, and Agents’ and/or Lenders’ waiver of any Event of Default is not a continuing waiver. Agents’ and/or Lenders’ delay in exercising any remedy is not a waiver, election, or acquiescence.

     9.8 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by any Agent or any Lender on which Borrower is liable.
     10 NOTICES
     All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. A party may change its address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	LendingClub Corporation
440 North Wolfe Road
Sunnyvale, California 94085
Attn: Renaud Laplanche, President
Fax:
Email:

If to Administrative Agent or Lenders:	Gold Hill Venture Lending 03, LP
One Almaden Blvd., Suite 630
San Jose, California 95113
Attn: Rob Helm
Fax: (408) 200-7841

with a copy to:	Troutman Sanders LLP
1660 International Drive
Suite 600
McLean, Virginia 22102
Attn: David Lawson, Esq.
Fax: (703) 448-6535
     11 CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE
     California law governs the Loan Documents without regard to principles of conflicts of law. Borrower, Lenders and Agents each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Lenders or Agents from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Agents or Lenders. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.
     TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, AGENTS, AND LENDERS EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
     WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.
     12 GENERAL PROVISIONS
     12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Lenders’ prior written consent (which may be granted or withheld in Lenders’ discretion). Lenders and Agents have the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Lenders’ and Agents’ obligations, rights, and benefits under this Agreement and the other Loan Documents or any related agreement, including, without limitation, an assignment to any Affiliate or related party.
     12.2 Indemnification. Borrower agrees to indemnify, defend and holds the Agents and the Lenders and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Agents or the Lenders harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses, Agent Expenses, or Lender Expenses incurred, or paid by Lenders and/or Agents from, following, or arising from transactions between Lenders and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by Lenders’ or Agents’ gross negligence or willful misconduct.
     12.3 Right of Set-Off. Borrower and any guarantor hereby grant to Administrative Agent for the ratable benefit of Lenders, a lien, security interest and right of set-off as security for all Obligations to Administrative Agent and each Lender, hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Administrative Agent or any entity under the control of the Administrative Agent (including an Administrative Agent subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Administrative Agent may set-off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE AGENTS TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
     12.4 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

     12.5 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
     12.6 Amendments in Writing; Integration. All amendments to this Agreement must be in writing and signed by each Lender and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.
     12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.
     12.8 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify each Lender and Administrative Agent shall survive until the statute of limitations with respect to such claim or cause of action shall have run.
     12.9 Confidentiality. In handling any confidential information, Lenders and Agents shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Lenders’ and Agents’ Subsidiaries or Affiliates in connection with their business with Borrower; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Lenders and Agents shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) as required in connection with Lenders’ and Agents’ examination or audit; and (e) as Agents and Lenders consider appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (i) is in the public domain or in Lenders’ and/or Agents’ possession when disclosed to Lenders and/or Agents, or becomes part of the public domain after disclosure to Lenders and/or Agents; or (ii) is disclosed to Lenders and/or Agents by a third party, if Lenders and/or Agents do not know that the third party is prohibited from disclosing the information.
     12.10 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and any Agent or any Lender arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.
     13 DEFINITIONS
     13.1 Definitions. As used in this Agreement, the following terms have the following meanings:

     “Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.
     “Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.
     “Administrative Agent” means, Gold Hill, not in its individual capacity, but solely in its capacity as administrative agent on behalf of and for the benefit of the Lenders.
     “Advance” or “Advances” is defined in Section 2.1.1 (a).
     “Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.
     “Advance Rate” means eighty percent (80%); provided, however, that Lenders may decrease the foregoing percentage in the case of a Material Adverse Change.
     “Agent Expenses” are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).
     “Agents” means Administrative Agent and Collection Agent.
     “Agreement” is defined in the preamble hereof.
     “Borrower” is defined in the preamble hereof.
     “Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
     “Borrowing Base Certificate” is that certain certificate in the form attached hereto as Exhibit F.
     “Borrowing Resolutions” are, with respect to any Person, those resolutions substantially in the form attached hereto as Exhibit D.
     “Business Day” is any day that is not a Saturday, Sunday or a day on which Collection Agent is closed.
     “Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings

Group or Moody’s Investors Service, Inc.; and (c) certificates of deposit with Collection Agent maturing no more than one (1) year after issue.
     “Charge-off” shall mean any Financed Loan that is more than ninety (90) days past due, or is in default, or which under standard procedures in Borrower’s industry should be characterized as a “charge-off by Borrower in its records for any other reason, and shall include any Financed Loan with respect to which Administrative Agent has knowledge that such Financed Loan will likely be characterized as a Charge-off with the passage of time.
     “Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Administrative Agent’s Lien, for the ratable benefit of each Lender, on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
     “Collateral” is any and all properties, rights and assets of Borrower described on Exhibit B.
     “Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.
     “Collection Agent” means, SVB, not in its individual capacity, but solely in its capacity as collection agent on behalf of and for the benefit of the Lenders.
     “Commitment Percentage” means the applicable percentage set forth in Schedule A attached hereto.
     “Commitment Termination Date” is June 30, 2008.
     “Commodity Account” is any “commodity account” as defined in the Code.
     “Communication” is defined in Section 10.
     “Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit E.
     “Consumer Loans” has the meaning set forth in Recital A.
     “Consumer Loan Servicing Documents” means the Loan Account Program Agreement by and between WebBank and Borrower and the Loan Sale Agreement by and between WebBank and Borrower each dated December 10, 2007, both attached hereto as Exhibit I.

     “Consumer Lender” has the meaning set forth in Recital A.
     “Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.
     “Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or a Pledged CD or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Lenders pursuant to which Lenders obtain control (within the meaning of the Code) over such Deposit Account, Pledged CD, Securities Account, or Commodity Account.
     “Credit Extension” is any Advance, or any other extension of credit by any Lender for Borrower’s benefit.
     “Default” means any event which with notice or passage of time or both, would constitute an Event of Default.
     “Default Rate” is defined in Section 2.3(c).
     “Deposit Account” is any “deposit account” as defined in the Code.
     “Designated Deposit Account” is Borrower’s deposit account, account number                                                             , maintained with SVB.
     “Dollars,” “dollars” and “$” each mean lawful money of the United States.
     “Effective Date” is the date Lenders execute this Agreement as indicated on the signature page hereof.
     “Eligible Loans” means each Consumer Loan (a) evidenced by loan documents, including without limitation a note, borrower agreement, and loan agreement, which loan documents (i) are in form and substance substantially identical to the Standard Loan Forms attached hereto and (ii) constitute the legal, valid and binding obligation of the applicable Person, and (b) for which Borrower (i) assigns individual promissory notes evidencing partial interests in such Consumer Loan to at least ten (10) Consumer Lenders such that the aggregate amount of such promissory notes comprises at least twenty percent (20%) of the principal amount of such Consumer Loan), and (ii) pledges to Administrative Agent, for the ratable benefit of the Lenders, and to each Lender, Borrower’s interest in the promissory note or notes evidencing the remainder of such Consumer Loan.
     “Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
     “ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.
     “Event of Default” is defined in Section 8.
     “Final Payment” is an amount equal to one percent (1%) multiplied by the aggregate Loan Amount of all Advances.
     “Financed Loan” has the meaning set forth in Section 2.1.1(a).
     “Financed Loan Note” has the meaning set forth in Section 2.1.1(a).
     “Funding Date” is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.
     “GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.
     “General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.
     “Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

     “Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.
     “Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.
     “Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
     “Intercreditor Agreement” means that certain Intercreditor Agreement between SVB and the Lenders of even date herewith, as the same may be amended from time to time.
     “Inventory” is all “inventory” as defined in the Code in effect on the date hereof, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.
     “Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.
     “Key Person” is any of Borrower’s President and Chief Executive Officer, and Chief Financial Officer, who are, as of the Effective Date, Renaud Laplanche and John Donovan, respectively.
     “Lender Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.
     “Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.
     “Loan Amount” in respect of each Advance is the original principal amount of such Advance.
     “Loan Commitment” is Five Million Dollars ($5,000,000).

     “Loan Debtors” means each Person obligated to make payments to WebBank in connection with an Eligible Loan.
     “Loan Documents” are, collectively, this Agreement, the Warrant, the Perfection Certificate, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Lenders and/or Agents in connection with this Agreement, all as amended, restated, or otherwise modified.
     “Loan Management Account” is Borrower’s deposit account, account number                                         , maintained with Wells Fargo Bank, N.A.
     “Material Adverse Change” is (a) a material impairment in the perfection or priority of Administrative Agent’s and Lenders’ security interest in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or financial condition of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.
     “Maturity Date” is, for each Advance, the last day of the Repayment Period for such Advance.
     “Minimum Collateral Value” means (a) from the Effective Date until the Commitment Termination Date, an aggregate principal amount equal to Two Hundred Fifty Thousand Dollars ($250,000) and (b) from and after the Commitment Termination Date until the obligations have been paid in full, an aggregate principal amount equal to five percent (5%) of the aggregate Loan Amount of all Advances; provided that on the first (1st) day of the eighteenth (18th) month following the Funding Date of each Advance, if no Event of Default has occurred and is continuing then the Minimum Collateral Value shall be reduced by an amount equal to five percent (5%) of the Loan Amount of such Advance.
     “Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Agent Expenses and other amounts Borrower owes any Agent or any Lender now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Lenders and/or Agents, and the performance of Borrower’s duties under the Loan Documents.
     “Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.
     “Payment/Advance Form” is that certain form attached hereto as Exhibit C.

     “Perfection Certificate” is defined in Section 5.1.
     “Permitted Indebtedness” is:
     (a) Borrower’s Indebtedness to the Agents and the Lenders under this Agreement and the other Loan Documents;
     (b) Indebtedness existing on the Effective Date and shown on the Perfection Certificate;
     (c) Subordinated Debt;
     (d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;
     (e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;
     (f) Indebtedness secured by Permitted Liens;
     (g) Indebtedness not to exceed a principal amount of $3,000,000 in favor of SVB under the SVB Loan Agreement; and
     (h) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.
     “Permitted Investments” are:
     (a) Investments shown on the Perfection Certificate and existing on the Effective Date;
     (b) Cash Equivalents;
     (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;
     (d) Investments consisting of deposit accounts in which Lenders have a perfected security interest;
     (e) Investments accepted in connection with Transfers permitted by Section 7.1;
     (f) Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed Fifty Thousand Dollars ($50,000) in the aggregate in any fiscal year;

     (g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;
     (h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
     (i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of Borrower in any Subsidiary; and
     (j) Financed Loans.
     “Permitted Liens” are:
     (a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;
     (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;
     (c) purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Fifty Thousand Dollars ($50,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;
     (d) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
     (e) Liens to secure payment of workers’ compensation, employment insurance, old- age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERIS A);
     (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;
     (g) leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or intellectual property) granted in the ordinary course of Borrower’s business, if the leases, subleases, licenses and sublicenses do not prohibit granting Lenders a security interest;
     (h) non-exclusive license of intellectual property granted to third parties in the ordinary course of business;
     (i) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7;
     (j) Liens in favor of other financial institutions arising in connection with Borrower’s deposit and/or securities accounts held at such institutions, provided that Lenders has a perfected security interest in the amounts held in such securities accounts; and
     (k) Liens in favor of SVB to secure the Indebtedness owed to SVB under the SVB Loan Agreement.
     “Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
     “Pledged CD” shall mean certificates of deposit issued to Borrower by Collection Agent which are secured by a Lien in favor of Administrative Agent, for itself and for the benefit of the Lenders.
     “Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.
     “Repayment Period” is a period of time equal to thirty six (36) consecutive months commencing on the first (1st) Business Day of the first (1st) month following each Funding Date.
     “Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
     “Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.
     “Securities Account” is any “securities account” as defined in the Code.
     “Standard Assignment Forms” means the form of assignment or endorsement attached hereto as Exhibit G, with no modifications or alterations to such terms except such modifications and alterations that are agreed to by Administrative Agent in writing.

     “Standard Loan Forms” means the form of promissory note, loan agreement, sale and servicing agreement, borrower agreement and lender agreement attached hereto as Exhibit H, with no modifications or alterations to such terms except such modifications and alterations that are agreed to by Administrative Agent in writing.
     “Subsequent Financing” means the next round of private equity financing in which Borrower receives, in the aggregate, at least Two Million Dollars ($2,000,000) of net proceeds excluding any bridge debt financing except to the extent actually converted to equity in Borrower.
     “Subsequent Financing” has the meaning set forth in Section 6.8(a).
     “Subsidiary” means, with respect to any Person, any Person of which more than 50.0% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person or one or more of Affiliates of such Person.
     “Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s debt to Lenders (pursuant to a subordination, intercreditor, or other similar agreement entered into between Administrative Agent, Borrower and the subordinated creditor), on terms acceptable to Administrative Agent.
     “SVB” means Silicon Valley Bank.
     “SVB Loan Agreement” means that certain Loan and Security Agreement dated as of October 29, 2007 by and between SVB and Borrower, as the same may be amended, restated, or otherwise modified from time to time.
     “Transfer” is defined in Section 7.1.
     “Value” shall mean with respect to any Pledged CD on any date, a dollar value at the face amount thereof.
     “Warrant” means the Warrant to Purchase Stock each dated as of even date herewith executed by Borrower in favor of Gold Hill.
     “WebBank” means WebBank, a Utah-chartered industrial bank, and its successors and assigns.
[Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

LENDINGCLUB CORPORATION

By:	/s/ Renaud Laplanche

Name: Renaud Laplanche Title: CEO

ADMINISTRATIVE AGENT:

GOLD HILL VENTURE LENDING 03, LP
By:	Gold Hill Venture Lending Partners 03, LLC, its General Partner

By:	/s/ Rob Helm

Name: Rob Helm Title: Managing Director, Gold Hill Capital

COLLECTION AGENT:

SILICON VALLEY BANK

By:	/s/ Jacob Moseley

Name: Jacob Moseley Title: DTL

LENDERS:

GOLD HILL VENTURE LENDING 03, LP
By:	Gold Hill Venture Lending Partners 03, LLC, its General Partner

By:	/s/ Rob Helm

Name: Rob Helm Manager
Effective Date as of February 19, 2008.

EXHIBIT A
Gold Hill Venture Lending 03, LP

Exhibit A Page 1

EXHIBIT B
     The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:
     All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, all Pledged CDs, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and
     All Borrower’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
     Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired: any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing; provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing.
     Borrower has agreed not to encumber any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, without Administrative Agent’s prior written consent.
     In addition, notwithstanding the foregoing, the Collateral does not include (a) any Consumer Loans assigned or transferred by Borrower in accordance with Section 7.1(e) from and after the date such assignment or transfer occurs, or (b) any interests of Consumer Lenders in cash or other assets which are clearly identifiable as the property of such Consumer Lender.

Exhibit B Page 1

EXHIBIT C
Loan Payment/Advance Request Form
DEADLINE FOR SAME DAY PROCESSING IS NOON P.S.T.

Fax To:	Date:

LOAN PAYMENT:
LENDINGCLUB CORPORATION

From Account #		To Account #

	(Deposit Account #)		(Loan Account #)

Principal $	and/or Interest $

Authorized Signature:	Phone Number:

Print Name/Title:

LOAN ADVANCE:
Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #		To Account #

	(Loan Account #)		(Deposit Account #)

Amount of Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:

Print Name/Title:

OUTGOING WIRE REQUEST:
Complete only if all or a portion of funds from the loan advance above is to be wired.
Deadline for same day processing is noon, P.S.T.

Beneficiary Name:	Amount of Wire: $

Beneficiary Bank:	Account Number:

City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)

Intermediary Bank:	Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):

Print Name/Title:	Print Name/Title:

Telephone #:	Telephone #:

Exhibit C Page 1

EXHIBIT D
BORROWING RESOLUTIONS
CORPORATE BORROWING CERTIFICATE

BORROWER: Lending Club Corporation LENDERS: Gold Hill Venture Lending 03, LP	DATE: February 19, 2008
     I hereby certify as follows, as of the date set forth above:
1. I am the Secretary, Assistant Secretary or other officer of the Borrower. My title is as set forth below.
2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.
3. Attached hereto are true, correct and complete copies of Borrower’s Articles/Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above. Such Articles/Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.
4. The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Lenders may rely on them until Lenders receive written notice of revocation from Borrower.
RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Authorized to
Add or
Remove
Name	Title	Signature	Signatories
☐

☐

☐

☐

☐
RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

Exhibit D Page 1

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:
Borrow Money. Borrow money from Gold Hill Venture Lending 03, LP (“Gold Hill”).
Execute Loan Documents. Execute any loan documents Gold Hill requires.
Grant Security. Grant Gold Hill, as Administrative Agent for the benefit of certain lenders (“Lenders”), and Lenders, a security interest in any of Borrower’s assets.
Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.
Letters of Credit. Apply for letters of credit from Lenders.
Foreign Exchange Contracts. Execute spot or forward foreign exchange contracts.
Issue Warrants. Issue warrants for Borrower’s capital stock.
Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they believe to be necessary to effectuate such resolutions.
RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.
5. The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:

Name:

Title:

          *** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.
     I, the                      of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.
               [print title]

By:

Name:

Title:

Exhibit D Page 2

EXHIBIT E
COMPLIANCE CERTIFICATE

TO: GOLD HILL VENTURE LENDING 03, LP, as Administrative Agent	Date:
                                         FROM: LENDINGCLUB CORPORATION
     The undersigned authorized officer of LENDINGCLUB CORPORATION (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement among Borrower, Lenders, Administrative Agent and Collection Agent (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Administrative Agent. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Exhibit E Page 1

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

Annual financial projections	FYE within 30 days	Yes No

BSA/AML internal and independent testing reports	Time to time as requested by Administrative Agent in its reasonable discretion	Yes No
Borrowing Base Certificate with Eligible Loan Agings and balance of Loan Management Account	Monthly within 20 days	Yes No
     The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

LendingClub Corporation	AGENT USE ONLY

By:	Received by:

authorized signer

Name:

Title:	Date:

Verified:

authorized signer

Date:

Compliance Status: Yes No

Exhibit E Page 2

Exhibit F
BORROWING BASE CERTIFICATE
Borrower: LendingClub Corporation
Lenders: Gold Hill Venture Lending 03, LP
Commitment Amount: $5,000,000
Attached hereto is an aged listing of all Eligible Loans, including the initial loan amount of each Eligible Loan, the initial amount of each Eligible Loan not assigned to any third party, the remaining principal balance of each Eligible Loan, the remaining principal amount of each Eligible Loan not assigned to any third party, and the aging and loan status of each Eligible Loan (current, past due, nonperforming, charge-off, etc...).
The undersigned represents and warrants that the attached aged listing of Eligible Loans is true, complete and correct, and that the information contained therein complies with the representations and warranties in the Loan and Security Agreement among the undersigned, the lenders named above and the Agents named therein.

BANK USE ONLY
COMMENTS:		Received by:

Authorized Signer
Date:

By:		Verified:

	Authorized Signer		Authorized Signer
Date:

Date:		Compliance Status: Yes No

Exhibit F Page 1

SCHEDULE A
COMMITMENT PERCENTAGES

	Growth Capital
	Commitment	Growth Capital
Lender	Percentage	Commitment
Gold Hill Venture Lending 03, LP	100%	$5,000,000

TOTAL:	100%	$5,000,000

Schedule A

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
     THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into this 26th day of September, 2008, by and among GOLD HILL VENTURE LENDING 03, LP (as modified from time to time, “Lenders”), GOLD HILL VENTURE LENDING 03, LP (“Gold Hill”) in its capacity as Administrative Agent on behalf of the Lenders, SILICON VALLEY BANK (“SVB”), in its capacity as Collection Agent on behalf of the Lenders, and LENDINGCLUB CORPORATION, a Delaware corporation (“Borrower”).
Recitals
     A. Administrative Agent, Collection Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of February 19, 2008 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
     B. Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement. Lenders have ceased making Advances to Borrower pursuant to that certain Forbearance Agreement by and among Administrative Agent, Collection Agent, Lenders and Borrower dated June 6, 2008 (the “Forbearance Agreement”).
     C. Under Section 6.8(a) of the Loan Agreement, the Lenders have a right to invest up to Five Hundred Thousand Dollars ($500,000.00) in the Borrower’s next bona fide round of equity financing after the Effective Date (the “Lender Right to Invest”) and the right of at least thirty (30) days prior written notice of the Subsequent Financing containing the terms, conditions, and pricing of such financing (the “Lender Right to Notice”).
     D. Under Section 7.8 of the Loan Agreement, the Borrower shall not, without the Lender’s prior consent, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of the Borrower, except in the ordinary course of the Borrower’s business, upon fair and reasonable terms that are no less favorable to the Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person (the “Restrictions on Transactions with Affiliates”).
     E. The Borrower intends to issue up to 6,103,286 shares of Series A Preferred Stock to various investors in one or more additional closings to occur in 2008 pursuant to that certain Series A Stock Purchase Agreement dated August 21, 2007, as amended by that certain Amendment No. 1 to Series A Stock Purchase Agreement dated on or about September 26, 2008 (the “Series A Extension”).
     F. In the proposed Series A Extension, (i) Norwest Venture Partners X, LP (“Norwest”), which is affiliated with Mr. Jeffrey M. Crowe, a director of the Borrower, and Canaan VII L.P. (“Canaan”), which is affiliated with Mr. Daniel Ciporin, a director of Borrower, are expected to be investors in the proposed subsequent closing of the Series A Financing, (ii) that both Norwest and Canaan previously purchased shares of the Borrower’s Series A Preferred Stock and are holders of convertible promissory notes of the Borrower that will convert into shares of Series A Preferred Stock in the Financing Extension, and (iii) that, as a result of the prior purchase of such shares of Series A Preferred Stock, Norwest holds the right to appoint Mr. Crowe to the Board, and Canaan holds the right to appoint Mr. Ciporin to the Board.
     G. Borrower has requested that Administrative Agent, Collection Agent, and Lenders (a) waive the Lender Right to Notice, (b) change the terms of the Lender Right to Invest, (c) waive certain restrictions with Affiliates in connection with the Series A Extension, and (d) make certain other revisions to the Loan Agreement as more fully set forth herein.
     H. Administrative Agent, Collection Agent, and Lenders have agreed to such waivers and amendments to the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.
     2. Waiver of Lenders’ Right to Notice of the Series A Extension. With regard to the Series A Extension, the Lenders each hereby expressly agree that such Right to Invest shall be effective with respect to the Subsequent Financing and each waive the Lender Right to Notice with respect to the Series A Extension.
     3. Defined Terms.
          (a) From and after the date hereof, the definition of “Subsequent Financing” set forth in Section 13.1 of the Loan Agreement shall be amended and restated in its entirety as follows:
     “Subsequent Financing” means the first round of private equity financing following the Series A Extension in which the Borrower receives, in the aggregate, at least Two Million Dollars ($2,000,000.00) of net proceeds excluding any bridge debt financing except to the extent actually converted to equity in Borrower.
          (b) From and after the date hereof, the definition of “Series A Extension” is added to Section 13.1 as follows:
     “Series A Extension” means the issuance of up to 6,103,286 shares of Series A Preferred Stock to various investors in one or more additional closings to occur in 2008 pursuant to that certain Series A Stock Purchase Agreement dated August 21, 2007, as amended by that certain Amendment No. 1 to Series A Stock Purchase Agreement dated on or about September 26, 2008.

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     4. Waiver of Restrictions on Transactions with Affiliates. Each Lender hereby consents to the Series A Extension, and hereby waives any violation of any Restrictions on Transactions with Affiliates arising from the consummation of the Series A Extension.
     5. Limitation of Amendment.
          5.1 This Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, including without limitation, the Existing Defaults set forth in Forbearance Agreement, or (b) otherwise prejudice any right or remedy which Lenders may now have or may have in the future under or in connection with any Loan Document, including without limitation, the Forbearance Agreement.
          5.2 This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents and the Forbearance Agreement are hereby ratified and confirmed and shall remain in full force and effect.
     6. Prior Agreements. This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.
     7. Release by Borrower.
          7.1 FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Administrative Agent, Collection Agent, and Lenders and their present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Agreement (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.
          7.2 In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:
“A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release,

3

which if known by him must have materially affected his settlement with the debtor.” (Emphasis added.)
          7.3 By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Administrative Agent, Collection Agent, or Lenders with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
          7.4 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Administrative Agent, Collection Agent, and Lenders to enter into this Agreement, and that Administrative Agent, Collection Agent, and Lenders would not have done so but for their expectation that such release is valid and enforceable in all events.
          7.5 Borrower hereby represents and warrants to Administrative Agent, Collection Agent, and Lenders, and Administrative Agent, Collection Agent, and Lenders are relying thereon, as follows:
     (a) Except as expressly stated in this Agreement, neither Administrative Agent, Collection Agent, nor Lenders nor any agent, employee or representative of Administrative Agent, Collection Agent, or Lenders has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Agreement.
     (b) Borrower has made such investigation of the facts pertaining to this Agreement and all of the matters appertaining thereto, as it deems necessary.
     (c) The terms of this Agreement are contractual and not a mere recital.
     (d) This Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Agreement is signed freely, and without duress, by Borrower.
     (e) Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Administrative Agent, Collection Agent, and Lenders, defend

4

and hold them harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.
     8. Automatic Stay. Borrower agrees that upon the filing of any petition for relief by or against Borrower under the United States Bankruptcy Code, Administrative Agent, Collection Agent, and Lenders shall be entitled to immediate and complete relief from the automatic stay, and Administrative Agent, Collection Agent, and Lenders shall be permitted to proceed to protect and enforce their rights and remedies under state law. Borrower hereby expressly assents to any motion filed by Administrative Agent, Collection Agent, or Lenders seeking relief from the automatic stay. Borrower further hereby expressly WAIVES the protections afforded under Section 362 of the United States Bankruptcy Code with respect to Administrative Agent, Collection Agent, and Lenders.
     9. Representations and Warranties. To induce Administrative Agent, Collection Agent, and Lenders to enter into this Agreement, Borrower hereby represents and warrants to Administrative Agent, Collection Agent, and Lenders as follows:
          9.1 Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing other than the Existing Defaults set forth in the Forbearance Agreement;
          9.2 Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement;
          9.3 Borrower has previously delivered its organizational documents to Administrative Agent, which remain true, accurate and complete and have not been amended, supplemented or restated since their delivery and are and continue to be in full force and effect;
          9.4 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement have been duly authorized by all necessary action on the part of Borrower;
          9.5 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
          9.6 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5

          9.7 This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     10. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     11. Effectiveness. This Agreement shall be deemed effective upon the following conditions: (a) the due execution and delivery to Administrative Agent of this Agreement by each party hereto and (b) payment of Administrative Agent’s legal fees and expenses in connection with the negotiation and preparation of this Agreement.
[Signature page follows.]

6

     In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

LENDERS:

GOLD HILL VENTURE LENDING 03, LP

By:	Gold Hill Venture Lending Partners 03, LLC

	By:	/s/ Rob Helm

	Name:	Rob Helm
	Title:	Managing Director, Gold Hill Capital

ADMINISTRATIVE AGENT:

GOLD HILL VENTURE LENDING 03, LP

By:	Gold Hill Venture Lending Partners 03, LLC

	By:	/s/ Rob Helm

	Name:	Rob Helm
	Title:	Managing Director, Gold Hill Capital

COLLECTION AGENT:

SILICON VALLEY BANK

By:	/s/ Vera Shokina

Name:	Vera Shokina
Title:	Relationship Manager

BORROWER:

LENDINGCLUB CORPORATION

By:	/s/ Renaud Laplanche

Name:	Renaud Laplanche
Title:	CEO

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
     THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into this 7th day of October, 2008, by and among GOLD HILL VENTURE LENDING 03, LP (as modified from time to time, “Lenders”), GOLD HILL VENTURE LENDING 03, LP (“Gold Hill”) in its capacity as Administrative Agent on behalf of the Lenders, SILICON VALLEY BANK (“SVB”), in its capacity as Collection Agent on behalf of the Lenders, and LENDINGCLUB CORPORATION, a Delaware corporation (“Borrower”).
Recitals
     A. Administrative Agent, Collection Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of February 19, 2008 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
     B. Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement. Lenders have ceased making Advances to Borrower pursuant to that certain Forbearance Agreement by and among Administrative Agent, Collection Agent, Lenders and Borrower dated June 6, 2008 (the “Forbearance Agreement”).
     C. Borrower is in the process of seeking approval of the Securities and Exchange Commission (“SEC”) of the registration on Form S-1 filed by Borrower with the SEC and amendments thereto (the “Registration Statement”) of certain securities to be issued to Lender Members (as defined below) in connection with designated Borrower Member Loans (as defined below) purchased by Borrower from WebBank (the “SEC Registration”). In connection with the SEC Registration, Borrower has proposed to restructure its operations as described in the Registration Statement (the “Restructuring”). Copies of the Registration Statement which have been filed as of the date of this Agreement have been provided to Administrative Agent by Borrower.
     D. Pursuant to that certain letter agreement dated June 18, 2008 between Borrower and Administrative Agent, Collection Agent, and Lenders, the parties have agreed in principle (subject to the terms and conditions thereof) to amend the Loan Agreement to accommodate changes necessary to implement the Restructuring. These changes include, among other things, (i) evidencing each Borrower Member Loan originated by WebBank and sold to Borrower by no more than two (2) promissory notes in favor of WebBank, which promissory notes are assigned by WebBank to Borrower: one in the principal amount equal to the portion of the Eligible Loan being financed collectively by Lender Members (each being, a “Borrower Member Note”), and the other promissory note in the principal amount equal to the portion of the Eligible Loan, if any, financed by the Lenders (each being, a Financed Loan Note as that term is defined in the Loan Agreement), (ii) having Borrower issue and sell its own securities (rather than sell in individual promissory notes issued by Borrower Members) to Lender Members, the payments on such securities being dependent on the repayment of the associated Borrower Member Loan held by Borrower, (iii) establishing three unencumbered accounts to manage the funding of and the proceeds from Borrower Member Loans: (A) a “clearing account” into which all Borrower Member Loan proceeds are deposited, (B) a “trust account” into which amounts owed to Lender

Members are deposited, and (C) a “borrower account” which Borrower uses to process “test” amounts for Borrower Members in connection with Borrower’s website.
     E. Borrower has requested that Administrative Agent, Collection Agent, and Lenders waive the Restructuring Defaults (as defined below) and amend the Loan Agreement to (a) accommodate the Restructuring, (b) make Advances available to Borrower, (c) extend the Commitment Determination Date, and (d) make certain other revisions to the Loan Agreement as more fully set forth herein.
     F. Administrative Agent, Collection Agent, and Lenders have agreed to so amend the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.
     2. Amendment to Loan Agreement.
          2.1 Recital A. Recital A is hereby amended by deleting it in its entirety and replacing it with the following:
          A. Borrower is engaged in the business of purchasing and servicing loans made by WebBank to Borrower Members (collectively, the “Borrower Member Loans”, and each, a “Borrower Member Loan”). Upon the making of a Borrower Member Loan, Borrower purchases such Borrower Member Loan pursuant to the Loan Servicing Documents. In order to fund the making and purchase of each Borrower Member Loan, Borrower issues and sells to Lender Members, and such Lender Members purchase from Borrower, debt securities issued pursuant to an indenture, each series of which corresponds to a specific Borrower Member Loan (“Borrower Securities”). The Borrower Securities are repaid by Borrower solely from the proceeds of such Borrower Member Loan and otherwise are without recourse to Borrower.
          2.2 Section 2.6 (Mandatory Prepayment Upon Prepayment of Eligible Loans). Section 2.6 is hereby amended by deleting it in its entirety and replacing it with the following:
          2.6 Mandatory Prepayment Upon Prepayment of Eligible Loans. On the last day of each of Borrower’s fiscal quarters and at any other times as requested by Lenders, Borrower shall pay to Collection Agent, for the benefit of Lenders, the aggregate amount of Financed Loans which were repaid or Charged-off, in whole or in part, during such fiscal quarter.

2

          2.3 Section 5.2 (Collateral). The second sentence of Section 5.2 is hereby amended by deleting it in its entirety and replacing it with the following:
          Borrower has no deposit accounts other than the deposit accounts with SVB, the Clearing Account, the Trust Account, the Borrower Account, the Lockbox Account, the Investor Account, the deposit accounts, if any, described in the Perfection Certificate delivered to Administrative Agent in connection herewith, or of which Borrower has given Lenders notice and taken such actions as are necessary to give Administrative Agent and Lenders a perfected security interest therein.
          2.4 Section 6.2(b) (Financial Statements, Reports, Certificates). Section 6.2(b) is hereby amended by deleting it in its entirety and replacing it with the following:
          (b) Within twenty (20) days after the last day of each month, deliver to Administrative Agent a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of Eligible Loans and a detailed accounting of the current balances of the Clearing Account, Trust Account, and the Borrower Account.
          2.5 Section 6.5 (Operating Accounts). Section 6.5 is hereby amended by deleting it in its entirety and replacing it with the following:
          6.5 Operating Accounts.
          (a) Except as set forth is in this Section 6.5(a), maintain all of its primary operating and investment accounts, including, without limitation, the Operating Account, with SVB and SVB’s Affiliates. All collections on Borrower Member Loans shall be managed through the Clearing Account, which Clearing Account shall be free of any Liens. Notwithstanding the foregoing, Borrower may in the ordinary course of business maintain at Wells Fargo Bank, N.A. (i) the Trust Account in trust for Lender Members; (ii) the Borrower Account solely to process incidental amounts for Borrower Members, provided that the balance of the Borrower Account shall not at any time exceed $5,000; and (iii) the Investor Account solely to process amounts collected on Borrower Member Loans financed by any Investor Credit Facility.
          (b) For each Collateral Account that Borrower maintains, including, without limitation, the Lockbox Account, Borrower shall cause the applicable bank or financial institution (other than SVB) at, or with which, any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Administrative Agents’ Liens, for the ratable benefit of each Lender, in such Collateral Account in accordance with the terms hereunder. The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Administrative Agent by Borrower.
          2.6 Section 6.9 (Loan Management Account; Collections). Section 6.9 is hereby amended by deleting it in its entirety and replacing it with the following:

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          6.9 Clearing Account; Lockbox; Collections. Prior to the occurrence and continuance of an Event of Default, Borrower shall have the right to collect all payments and other amounts received in connection with Borrower Member Loans (“Loan Collections”); provided, however, that Borrower shall have the right to collect all payments and other amounts received in connection with Borrower Member Loans which are not Financed Loans without regard to whether an Event of Default has occurred and is continuing. Upon receipt by Borrower of any Loan Collections, Borrower shall immediately deposit such Loan Collections into the Clearing Account (or shall receive such payments and other amounts directly into the Clearing Account) and deliver to Administrative Agent a detailed breakdown of such Loan Collections showing the interests of each Lender in such Loan Collections. Borrower shall, within four (4) days of such time as Loan Collections are deposited into the Clearing Account, distribute such Loan Collections as follows:
          (a) With respect to any Loan Collections received in connection with a Financed Loan, into the Lockbox Account. It will be considered an immediate Event of Default if the Lockbox Account is not set-up and operational on or prior to October 15, 2008. Provided no Event of Default exists, Borrower shall transfer all amounts deposited into the Lockbox Account from the Lockbox Account to the Operating Account within one (1) Business Day of receipt in the Lockbox Account. All Financed Loans and the proceeds thereof are Collateral and immediately upon the occurrence of an Event of Default, Administrative Agent may without notice apply all Loan Collections from Financed Loans and other proceeds of such Financed Loans and the balance of the Lockbox Account to the Obligations. This Section does not impose any affirmative duty on SVB or Administrative Agent to perform any act other than as specifically set forth herein.
          (b) With respect to any Loan Collections received in connection with Borrower Member Loans which are not Financed Loans and which are not financed by the Investor Credit Facility, into the Trust Account.
          (c) With respect to any Loan Collections received in connection with Eligible Loans financed by the Investor Credit Facility, into the Investor Account.
          (d) With respect to any amounts received in connection with Borrower Member Loans attributable to Borrower’s service or collection charges, into the Operating Account.
          Notwithstanding the foregoing provisions of this Section 6.9, Borrower shall immediately upon receipt deposit amounts due to Borrower for origination fees charged by Borrower for Borrower Member Loans into the Operating Account (or shall receive such payments and other amounts directly into the Operating Account).
          2.7 Section 7.1 (Dispositions).
          (a) Section 7.1 is hereby amended by adding the following immediately after clause (e) as clauses (f) and (g):

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          and (f) Transfers of amounts received in connection with Borrower Member Loans which are not Financed Loans in accordance with Section 6.9(b) of this Agreement; and (g) issuance and sale of Borrower Securities.
          (b) Section 7.1(a) is hereby amended by deleting it in its entirety and replacing it with the following:
          (a) of Inventory and cash to trade creditors, both in the ordinary course of business;
          2.8 Section 7.11 (Possession of Loan Documents). Section 7.11 is hereby amended by deleting it in its entirety and replacing it with the following:
          7.11 Possession of Loan Documents. Borrower shall maintain possession of all electronic loan documents evidencing Financed Loans, including without limitation the Financed Loan Notes (electronically endorsed to Collection Agent), and shall not transfer such loan documents to any Person. Administrative Agent acknowledges that Borrower will issue Borrower Securities to Lender Members.
          2.9 Section 8.10 (Governmental Approvals). Section 8.10 is hereby amended by adding the following sentence at the end thereof:
          Any Governmental Authority, including, without limitation, the Securities and Exchange Commission, renders any order, writ, judgment, injunction, decree, or determination with respect to Borrower or any of its Subsidiaries, that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals or otherwise on the operations of Borrower or any of its Subsidiaries;
          2.10 Section 8.12 (Cross-Default with Loan Servicing Documents). Section 8.12 is hereby amended by deleting it in its entirety and replacing it with the following:
          8.12 Cross-Default with Loan Servicing Documents. Borrower commits a breach of any material obligations under the Loan Servicing Documents, or the Loan Servicing Documents are terminated.
          2.11 Section 13 (Definitions).
          (a) The definition of “Loan Management Account” is hereby deleted from Section 13.1.
          (b) The definition of “Permitted Indebtedness” is amended by adding the following immediately after clause (g) as a new clause (h), and the current clause (h) is hereby renamed clause (i):
          (h) Indebtedness to Lender Members consisting of the issuance of Borrower Securities provided that such Indebtedness is unsecured and the recourse of Lender Members with respect to Borrower is limited solely to the extent of amounts

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actually received by Borrower in connection with Borrower Member Loans which are not Financed Loans.
          (c) The definition of “Permitted Investments” is amended by deleting clause (j) in its entirety and replacing it with the following:
          (j) Borrower Member Loans.
          (d) The definition of “Permitted Liens” is amended by adding the following immediately after clause (k), striking the word “and” at the end of existing clause (j), and inserting the word “and” at the end of clause (k):
          (l) Interests of Lender Members and Borrower Members in proceeds of the Trust Account, the Clearing Account, and the Borrower Account, and interests of the lender(s) under the Investor Credit Facility in proceeds of the Investor Account and in Borrower Member Loans financed by the Investor Credit Facility and proceeds thereof provided that (i) all such interests of Lender Members, Borrower Members and lender(s) under the Investor Credit Facility are limited solely to amounts received by Borrower in connection with such Borrower Member Loans; (ii) the Lender Members, Borrower Members and lender(s) under the Investor Credit Facility do not have any Liens on the Trust Account, the Clearing Account, the Borrower Account, or the Investor Account; and (iii) except with respect to Investor Collateral pursuant to the Intercreditor Agreement, the interests of all lender(s) under the Investor Credit Facility are subordinated in lien and payment priority to the interest of Administrative Agent and the Lenders.
          (e) The following terms and their respective definitions set forth in Section 13.1 are amended by deleting them in their entirety and replacing them with the following:
          “Collateral Account” is any Deposit Account, Securities Account, or Commodity Account, but shall not include the Clearing Account, the Trust Account, the Borrower Account, or the Investor Account.
          “Commitment Termination Date” is December 31, 2008.
          “Standard Loan Forms” means the form of promissory note, loan agreement, borrower agreement, note purchase agreement and declaration of trust attached hereto as Exhibit H, with no modifications or alterations to such terms except such modifications and alterations that are agreed to by Administrative Agent in writing.
          (f) The following terms and their respective definitions are hereby inserted in Section 13.1:
          “Borrower Account” is Borrower’s account number __________, maintained with Wells Fargo Bank, N.A.

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          “Borrower Member” means a registered member on Borrower’s website who has borrowed money from WebBank through Borrower’s platform.
          “Borrower Member Loan” means a loan originated by WebBank to a Borrower Member through Borrower’s platform.
          “Borrower Member Note” means an electronic promissory note evidencing a Borrower Member Loan to the extent such Borrower Member Loan is financed through the sale of Borrower Securities to Lender Members and not by Advances.
          “Borrower Securities” has the meaning set forth in Recital A.
          “Clearing Account” is Borrower’s account number __________, maintained with Wells Fargo Bank, N.A.
          “Eligible Loans” means each Borrower Member Loan (a) evidenced by loan documents, including without limitation a note, borrower agreement, and loan agreement, which loan documents (i) are in form and substance substantially identical to the Standard Loan Forms attached hereto and (ii) constitute the legal, valid and binding obligation of the applicable Person, and (b) for which Borrower has arranged funding from at least ten (10) Lender Members through the sale of Borrower Securities associated with the Borrower Member Loan in an amount equal to at least twenty percent (20%) of the principal amount of such Borrower Member Loan, and (ii) pledges to Administrative Agent, for the ratable benefit of the Lenders, and to each Lender, Borrower’s interest in the promissory note evidencing the portion of the Borrower Member Loan financed through an Advance.
          “Intercreditor Agreement” means any duly executed intercreditor agreement between any Investor and Lenders, Administrative Agent, and Collection Agent and satisfactory to Administrative Agent.
          “Investor” means a creditor of Borrower that has signed an Intercreditor Agreement and received a secured promissory note from Borrower.
          “Investor Account” is Borrower’s account number __________, maintained with Wells Fargo Bank, N.A.
          “Investor Collateral” has the meaning set forth in an Intercreditor Agreement.
          “Investor Credit Facility” means any Subordinated Debt facility under which Lenders other than SVB, Gold Hill, or other Lenders under the Loan Agreement advance funds to Borrower.
          “Lender Member” means a registered member on Borrower’s website who has funded a portion of one or more designated Borrower Member Loans by purchasing Borrower’s securities offered through Borrower’s platform.
          “Loan Collections” has the meaning set forth in Section 6.9.

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          “Loan Servicing Documents” means the Loan Account Program Agreement dated December 10, 2007, and the Loan Sale Agreement dated December 10, 2007, between Borrower and WebBank, as amended or updated, both attached hereto as Exhibit I.
          “Lockbox Account” is Borrower’s account number __________, maintained with Wells Fargo Bank, N.A.
          “Operating Account” is Borrower’s account number __________ with Silicon Valley Bank.
          “Trust Account” is Borrower’s account number __________, maintained with Wells Fargo Bank, N.A. in trust for Lender Members.
          2.12 The following terms are hereby deleted in each place they appear and replaced with the designated term:
          “Consumer Loan” is replaced with “Borrower Member Loan”.
          “Consumer Loan Servicing Documents” is replaced with “Loan Servicing Documents”.
          “Designated Deposit Account” is replaced with “Operating Account”.
     3. Clearing Account. Administrative Agent, Lenders and Borrower hereby acknowledge and agree that, notwithstanding anything set forth to the contrary herein, (a) the Collateral shall include all amounts deposited into the Clearing Account, to the extent that such amounts are proceeds of Financed Loans, and (b) the first priority security interest granted by Borrower to Administrative Agent and Lenders pursuant to the Loan Agreement shall at all times remain in full force and effect with respect to all proceeds of, and any other amounts received in connection with, all Financed Loans regardless of the locations of such proceeds and amounts, including, without limitation, any such proceeds and amounts deposited into the Clearing Account.
     4. Exhibit B (Collateral). The description of the Collateral attached to the Loan Agreement as Exhibit B is hereby replaced in its entirety with Exhibit B attached hereto.
     5. Exhibit E (Compliance Certificate). The form of Compliance Certificate attached to the Loan Agreement as Exhibit E is hereby replaced in its entirety with Exhibit E attached hereto.
     6. Exhibit H (Standard Loan Forms). The Standard Loan Forms attached to the Loan Agreement as Exhibit H are hereby replaced in their entirety with Exhibit H attached hereto, which forms are agreed to by Administrative Agent for purposes of Section 7.12 of the Loan Agreement.
     7. Exhibit I (Consumer Loan Servicing Documents). The Consumer Loan Servicing Documents attached to the Loan Agreement as Exhibit I are hereby replaced in their

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entirety with the Loan Servicing Documents attached as Exhibit I attached hereto, which forms are agreed to by Administrative Agent for purposes of Section 7.12 of the Loan Agreement.
     8. Future Advances. Subject to the terms of this Agreement and the other Loan Documents, Lenders agree to make the Advances available to Borrower in accordance with the terms of the Loan Agreement, as amended by this Agreement.
     9. Repayment of Certain Financed Loans. On the date hereof, Borrower shall pay to Collection Agent, for the benefit of Lenders, the aggregate amount of Financed Loans which have been repaid or Charged-off, in whole or in part, prior to the date hereof, which payments shall be applied to the Financed Loans.
     10. Operating Account; Waiver of Restructuring Defaults. Borrower hereby represents that it (a) currently maintains its primary operating account with SVB in compliance with Section 6.5 of the Loan Agreement, (b) will promptly commence the issuance of the Borrower Securities and the operation of its website and platform as described in the Registration Statement upon the SEC’s declaration that the Registration Statement is effective, subject to compliance with applicable state securities laws, and (c) has delivered to Administrative Agent prior to the date hereof, true, accurate and complete copies of the Registration Statement, and (d) will promptly notify Administrative Agent in writing of any material revisions to the Registration Statement after the date hereof. In reliance on the foregoing and subject to Section 17 hereof, Administrative Agent, Collection Agent, and Lenders hereby waive the Existing Defaults (as defined in the Forbearance Agreement) and any Defaults occurring solely as a result of the Restructuring as described in the Registration Statement delivered to Administrative Agent prior to the date hereof (together with the Existing Defaults, collectively, the “Restructuring Defaults”). Administrative Agent’s, Collection Agent’s, and Lenders’ agreement to waive the Restructuring Defaults shall in no way obligate Administrative Agent, Collection Agent, or Lenders to make any other modifications to the Loan Agreement or to waive Borrower’s compliance with any other terms of the Loan Documents, and shall not limit or impair Administrative Agent’s, Collection Agent’s, and Lenders’ right to demand strict performance of all other terms and covenants as of any date.
     11. Limitation of Amendment.
          11.1 This Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lenders may now have or may have in the future under or in connection with any Loan Document.
          11.2 This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.
     12. Prior Agreements. This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions

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set forth in the Loan Documents. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.
     13. Release by Borrower.
          13.1 FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Administrative Agent, Collection Agent, and Lenders and their present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Agreement (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.
          13.2 In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:
“A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” (Emphasis added.)
          13.3 By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Administrative Agent, Collection Agent, or Lenders with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
          13.4 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Administrative Agent, Collection

10

Agent, and Lenders to enter into this Agreement, and that Administrative Agent, Collection Agent, and Lenders would not have done so but for their expectation that such release is valid and enforceable in all events.
          13.5 Borrower hereby represents and warrants to Administrative Agent, Collection Agent, and Lenders, and Administrative Agent, Collection Agent, and Lenders are relying thereon, as follows:
     (a) Except as expressly stated in this Agreement, neither Administrative Agent, Collection Agent, nor Lenders nor any agent, employee or representative of Administrative Agent, Collection Agent, or Lenders has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Agreement.
     (b) Borrower has made such investigation of the facts pertaining to this Agreement and all of the matters appertaining thereto, as it deems necessary.
     (c) The terms of this Agreement are contractual and not a mere recital.
     (d) This Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Agreement is signed freely, and without duress, by Borrower.
     (e) Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Administrative Agent, Collection Agent, and Lenders, defend and hold them harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.
     14. Automatic Stay. Borrower agrees that upon the filing of any petition for relief by or against Borrower under the United States Bankruptcy Code, Administrative Agent, Collection Agent, and Lenders shall be entitled to immediate and complete relief from the automatic stay, and Administrative Agent, Collection Agent, and Lenders shall be permitted to proceed to protect and enforce their rights and remedies under state law. Borrower hereby expressly assents to any motion filed by Administrative Agent, Collection Agent, or Lenders seeking relief from the automatic stay. Borrower further hereby expressly WAIVES the protections afforded under Section 362 of the United States Bankruptcy Code with respect to Administrative Agent, Collection Agent, and Lenders.
     15. Representations and Warranties. To induce Administrative Agent, Collection Agent, and Lenders to enter into this Agreement, Borrower hereby represents and warrants to Administrative Agent, Collection Agent, and Lenders as follows:
          15.1 Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material

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respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
          15.2 Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement;
          15.3 Borrower has previously delivered its organizational documents to Administrative Agent, which remain true, accurate and complete and have not been amended, supplemented or restated since their delivery and are and continue to be in full force and effect;
          15.4 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement have been duly authorized by all necessary action on the part of Borrower;
          15.5 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
          15.6 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
          15.7 This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     16. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     17. Effectiveness. This Agreement shall be deemed effective upon the following conditions: (a) the due execution and delivery to Administrative Agent of this Agreement by each party hereto, (b) Administrative Agent’s receipt of evidence that the Registration Statement has been declared effective by the SEC on terms substantially similar to the form provided to Administrative Agent prior to the date hereof, (c) payment to Administrative Agent of the amounts set forth in Section 9 hereof; and (d) payment of Administrative Agent’s legal fees and expenses in connection with the negotiation and preparation of this Agreement (each of (a), (b), (c) and (d) are hereinafter referred to as the “Conditions to Effectiveness.” In addition, if all of the Conditions to Effectiveness are not satisfied on or before October 15, 2008, this Agreement

12

shall be null and void unless otherwise agreed to in writing by Administrative Agent, Collection Agent, and Lenders.
[Signature page follows.]

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     In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

LENDERS:

GOLD HILL VENTURE LENDING 03, LP By: Gold Hill Venture Lending Partners 03, LLC

By:	/s/ Rob Helm

Name:	Rob Helm
Title:	Managing Director, Gold Hill Capital

ADMINISTRATIVE AGENT:

GOLD HILL VENTURE LENDING 03, LP By: Gold Hill Venture Lending Partners 03, LLC

By:	/s/ Rob Helm

Name:	Rob Helm
Title:	Managing Director, Gold Hill Capital

COLLECTION AGENT:

SILICON VALLEY BANK

By:	/s/ Jacob Moseley

Name:	Jacob Moseley
Title:	SRM

BORROWER:

LENDINGCLUB CORPORATION

By:	/s/ Renaud Laplanche

Name:	Renaud Laplanche
Title:	CEO
[Signature Page to Second Amendment to Loan and Security Agreement]

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EXHIBIT B
     The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:
     All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, all Pledged CDs, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and
     All Borrower’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
     Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired: any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing; provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing.
     Borrower has agreed not to encumber any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, without Administrative Agent’s prior written consent.
     In addition, notwithstanding the foregoing, the Collateral does not include (a) any Borrower Member Note, (b) the Clearing Account, (c) the Trust Account, (d) the Borrower Account, (e) any Borrower Securities, or (f) proceeds of any of the foregoing items (a), (b), (c), (d), or (e) except to the extent that they are proceeds of Financed Loans or otherwise deposited in a Collateral Account (which amounts shall at all times be part of the Collateral).
[Exhibit B]

EXHIBIT E

COMPLIANCE CERTIFICATE

TO:	GOLD HILL VENTURE LENDING 03, LP, as Administrative Agent	Date:
FROM:	LENDINGCLUB CORPORATION
     The undersigned authorized officer of LENDINGCLUB CORPORATION (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement among Borrower, Lenders, Administrative Agent and Collection Agent (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Administrative Agent. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Annual financial projections	FYE within 30 days	Yes No
BSA/AML internal and independent testing reports	Time to time as requested by Administrative Agent in its reasonable discretion	Yes No
Borrowing Base Certificate, Eligible Loan Agings + balances of Clearing Account, Trust Account, and Borrower Account	Monthly within 20 days	Yes No
     The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

LendingClub Corporation	AGENT USE ONLY

By:	Received by:

authorized signer
Name:

Title:	Date:

Verified:

authorized signer

Date:

Compliance Status: Yes No
[Exhibit E]